ONEAMERICA FUNDS, INC.

Articles Supplementary

OneAmerica Funds, Inc., a Maryland corporation registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, (hereinafter called the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation dated July 26, 1989, as amended by Articles Supplementary filed on April 5, 1990, May 22, 1995, September 5, 1997, October 1, 1997, September 3, 1999, March 28, 2001, April 29, 2002, November 1, 2002, March 21, 2003, and March 3, 2005 have previously authorized six hundred and twenty million (620,000,000) shares of Common Stock, par value of $.001 per share, with an aggregate par value of $620,000, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof as set forth in the Articles of Incorporation, as amended, and whereas the Articles of Incorporation, as amended, have provided for the allocation of six hundred and two million (602,000,000) shares of Common Stock in the following classes, each class consisting of the number of shares and having the designation indicated:

OneAmerica Value Portfolio Common Stock Class O	25 million
OneAmerica Value Portfolio Common Stock Advisor Class	12 million

OneAmerica Investment Grade Bond Portfolio Common Stock Class O	25 million
OneAmerica Investment Grade Bond Portfolio Common Stock Advisor Class	12 million

OneAmerica Money Market Portfolio Common Stock Class O	400 million
OneAmerica Money Market Portfolio Common Stock Advisor Class	80 million

OneAmerica Asset Director Portfolio Common Stock Class O	36 million
OneAmerica Asset Director Portfolio Common Stock Advisor Class	12 million

The remaining 18 million shares shall be authorized but unallocated.

SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held on December 2, 2005, adopted a resolution authorizing the Corporation to classify 5,000,000 of the authorized but unallocated shares into a new class designated OneAmerica Social Responsive Portfolio Common Stock Class O and 5,000,000 of the authorized but unallocated shares into a new class designated OneAmerica Social Responsive Portfolio Common Stock Advisor Class, so that immediately after the effectiveness of these Articles Supplementary, the Corporation has authority to issue 620,000,000 shares of Common Stock, par value $.001 per share and aggregate par value of $620,000, which the Board of Directors has classified as follows:

OneAmerica Value Portfolio Common Stock Class O	25 million
OneAmerica Value Portfolio Common Stock Advisor Class	12 million

OneAmerica Investment Grade Bond Portfolio Common Stock Class O	25 million

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OneAmerica Investment Grade Bond Portfolio Common Stock Advisor Class	12 million

OneAmerica Money Market Portfolio Common Stock Class O	400 million
OneAmerica Money Market Portfolio Common Stock Advisor Class	80 million

OneAmerica Asset Director Portfolio Common Stock Class O	36 million
OneAmerica Asset Director Portfolio Common Stock Advisor Class	12 million

OneAmerica Social Responsive Portfolio Common Stock Class O	5 million
OneAmerica Social Responsive Portfolio Common Stock Advisor Class	5 million

The remaining 8 million shares shall be authorized but unallocated.

THIRD: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of Common Stock are as set forth in the Corporation’s Articles of Incorporation, as amended.

FOURTH: The shares of the Corporation classified pursuant to Article Second of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s Articles of Incorporation, as amended.

IN WITNESS WHEREOF, OneAmerica Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief the matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date: December 2, 2005	OneAmerica Funds, Inc.

/s/ Dayton . Molendorp
By:	_______________________
Dayton H. Molendorp
President

ATTEST:
/s/ John C. Swhear
By:	______________________
John C. Swhear
Assistant Secretary